DND TECHNOLOGIES, INC.
                             2005 STOCK OPTION PLAN


1.       PURPOSE OF PLAN.

         (a) General Purpose. The purpose of the DND TECHNOLOGIES, INC. 2005 STOCK OPTION PLAN ("Plan") is to further the interests of DND TECHNOLOGIES, INC., a Nevada corporation (the "Corporation"), and its subsidiaries (i) by providing an incentive based form of compensation to the directors, officers, key employees and service providers of the Corporation and of its subsidiaries, and (ii) by encouraging such persons to invest in shares of the Corporation's Common Stock, thereby acquiring a proprietary interest in its business and the business of its subsidiaries and an increased personal interest in its continued success and progress.

         (b) Incentive Stock Options. Some one or more of the options granted under the Plan may be intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any grant of such an option shall clearly specify that such option is intended to so qualify. If no such specification is made, an option granted hereunder shall not be intended to qualify as an "incentive stock option." The employees eligible to be considered for the grant of incentive stock options hereunder are any persons regularly employed by the Corporation in a managerial capacity on a full-time, salaried basis.

2.       STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN.

         (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of the Plan and issuable upon exercise of options granted under the Plan are shares of the Corporation's Common Stock, $.001 par value, which may be either unissued or treasury shares, as the Corporation's Board of Directors (the "Board") may from time to time determine. Subject to adjustment as provided in Section 7, the aggregate number of shares of Common Stock covered by the Plan and issuable upon exercise of all options granted hereunder shall be 3,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

         (b) Restoration of Unpurchased Shares. If an option expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares subject to, but not issued under such option shall again be available for other options thereafter granted.

3.       ADMINISTRATION; AMENDMENTS.

         (a) Administration by Committee. The Plan shall be administered by the Board or whenever the Board has at least two members who are not either employees or officers of the Corporation or of any parent or subsidiary of the Corporation ("Independent Directors") by a committee of not less than two persons who are Independent Directors (the "Committee"), with full power to administer the Plan, to interpret the Plan and to establish and amend rules and regulations for its administration. (The term "Committee" as used throughout this Plan shall refer to the Board or a committee of two Independent Directors, whichever is administering the Plan at the time).
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         (b) Exercise Price. Upon the grant of any option, the Committee shall specify the exercise price for the shares issuable upon exercise of options granted, which exercise price shall in no event be less than 100% of the Fair Market Value per share on the date such option is granted.

         (c) Fair Market Value. The Fair Market Value of a share of Common Stock on any particular day shall be determined as follows:

                  (1) If the shares are listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day on the New York Stock Exchange, or if the shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;

                  (2) If the shares are not then listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date, in the over-the-counter market as furnished by the National Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

                  (3) If the shares are not then listed or admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

                  (4) If the Committee determines that the price as determined in Section 3(c)(1) - (3) above does not represent the fair market value of a share of Common Stock, the Committee may then consider such other factors as it deems appropriate and then fix the Fair Market Value for the purposes of this Plan.

         (d) Interpretation. The interpretation and construction by the Committee of the terms and provisions of this Plan and of the agreements governing options and rights granted under the Plan shall be final and conclusive. No member of the Committee shall be liable for any action taken or determination made in good faith.

         (e) Amendments to Plan. The Committee may, without action on the part of the stockholders of the Corporation, make such amendments to, changes in and additions to the Plan as it may, from time to time, deem proper and in the best interests of the Corporation; provided that the Committee may not, without consent of the holder, take any action which disqualifies any option granted under the Plan as an incentive stock option for treatment as such or which adversely affects or impairs the rights of the holder of any option outstanding under the Plan.

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         (f) Termination of the Plan. This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan.

4.       PARTICIPANTS; DURATION OF PLAN.

         (a) Eligibility and Participation. Options may be granted in the total amount for the period as allocated by the Board as provided in Section 4(b) below only to persons who at the time of grant are directors, key employees of, or service providers to the Corporation or others who qualify under the general purpose of the Plan stated above in Section 1, whether or not such persons are also members of the Board; provided, however, that no incentive stock option may be granted to a director of the Corporation unless such person is also an executive employee of the Corporation.

         (b) Allotment. The Board shall determine the aggregate number of shares of Common Stock which may be optioned from time to time but the Compensation Committee shall have sole authority to determine the number of shares and the recipient thereof to be optioned at any time. The Compensation Committee shall not be required to grant all options allocated by the Board for any given period if it determines, in its sole and exclusive judgment, that such grant is not in the best interests of the Corporation. The grant of an option to any person shall neither entitle such individual to, nor disqualify such individual from, participation in any other grant of options under the Plan.

         (c) Limitation on Grant of Incentive Stock Options. Notwithstanding any other provision of this Plan, no person shall be granted an "incentive stock option" under this Plan which would cause such person's "annual vesting amount" to exceed $100,000.00. With respect to any calendar year, a person's "annual vesting amount" is the aggregate fair market value of stock subject to incentive stock options with respect to which such options are first exercisable during such calendar year. For purposes of the foregoing, the aggregate fair market value of stock with respect to which "incentive stock options" are first exercisable during any calendar year shall be determined by taking into account all such options granted to such person under all incentive stock option plans of the Corporation or of any of its parent or subsidiary corporations.

         (d) Duration of Plan. The term of the Plan, unless previously terminated by the Board, is ten years or until June 15, 2015. No option shall be granted under the Plan unless granted within ten years after the adoption of the Plan by the Board, but options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

         (e) Approval of Stockholders. If the Board issues any incentive stock options, solely for the purposes of compliance with the Code provisions pertaining to incentive stock options, the Plan shall be submitted to the stockholders of the Corporation for their approval at a regular meeting to be held within twelve months after adoption of the Plan by the Board. Stockholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the meeting. If the stockholders decline to approve the Plan at such meeting or if the Plan is not approved by the stockholders within twelve months after its adoption by the Board, no incentive stock options may be issued under the Plan but all options granted under the Plan shall remain in full force and effect regardless of Shareholder approval and the Plan may be used for future nonincentive stock option issuances. If shareholders fail to approve the Plan, all previously issued incentive stock options shall be automatically converted to nonincentive stock options.

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5.       TERMS AND CONDITIONS OF OPTIONS AND RIGHTS.

         (a) Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section 5.

         (b) Required Provisions. Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable,
(iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, and (vi) the timing and conditions of issuance of any stock option exercise.

         (c) Period. No option granted under the Plan shall be exercisable for a period in excess of ten years from the date of its grant. All options granted shall be subject to earlier termination in the event of termination of employment, retirement or death of the holder as provided in Section 6 or as otherwise set forth in the agreement granting the option. Unless otherwise provided in the agreement granting the Stock Option itself, an option may be exercised in full or in part at any time or from time to time during the term thereof, or provide for its exercise in stated installments at stated times during such term.

         (d) No Fractional Shares. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any option granted under the Plan.

         (e) Method of Exercising Option. The method for exercising options granted to former employees of the Corporation or of its subsidiaries shall be set forth in the agreement granting the option itself. All other options shall be exercised by written notice to the Corporation, addressed to the Corporation at its principal place of business. Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of shares being purchased. Payment may be made in cash or by bank cashier's check, or if required by the terms of the option itself, by allocating compensation due to the Grantee by the Corporation or by any of its subsidiaries to the Corporation as payment for the exercise price. In lieu of cash, if permitted by the option itself, such payment may be made in whole or in part with shares of the same class of stock as are then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise. Alternatively, if permitted by the option itself, the Grantee may, in lieu of using previously outstanding shares therefore, use some of the shares as to which the option is then being exercised. The Corporation shall deliver a certificate or certificates representing the option shares to the purchaser as soon as practicable after payment for those shares has been received. If an option is exercised by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the option. All shares that are purchased and paid for in full upon the exercise of an option shall be fully paid and non-assessable.

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         (f) No Rights of a Stockholder. An optionholder shall have no rights as a stockholder with respect to shares covered by an option. No adjustment will be made for dividends with respect to an option for which the record date is prior to the date a stock certificate is issued upon exercise of an option. Upon exercise of an option, the holder of the shares of Common Stock so received shall have all rights of a stockholder of the Corporation as of the date of issuance.

         (g) Effect of Plan on Employment Status. The fact that the Committee has granted an Option to an Optionee under this Plan shall not confer on such Optionee any right to employment with the Corporation or to a position as an officer or an employee of the Corporation, nor shall it limit the right of the Corporation to remove such Optionee from any position held by the Optionee or to terminate the Optionee's employment at any time.

         (h) Compliance with Law. No shares of Corporation Common Stock shall be issued or transferred upon the exercise of any option unless and until all legal requirements applicable to the issuance or transfer of such shares have been completed.

         (i) Other Provisions. The option agreements may contain such other provisions as the Board deems necessary to effectuate the sense and purpose of the Plan, including covenants on the holder's part not to compete and remedies to the Corporation in the event of the breach of any such covenant.

6.       TERMINATION OF EMPLOYMENT; ASSIGNABILITY; DEATH.

         (a) Termination of Employment. Except as otherwise set forth in this
Section 6(a), if any optionholder ceases to be a director or employee of the Corporation or of any subsidiary of the Corporation, or ceases to render services pursuant to a consulting, management or other agreement, other than for death, disability or discharge for cause, such holder (or successors or transferees) may, within six months after the date of termination, but in no event after the stated expiration date, purchase some or all of the shares with respect to which such optionholder was entitled to exercise such option, on the date such employment, directorship, or consulting relationship terminated and the option shall thereafter be void for all purposes. Any termination of an agreement pursuant to which services are rendered to the Corporation or of any subsidiary of the Corporation by any party who is an optionholder, without a renewal of that agreement or entry into a similar successor agreement, may be treated as a termination of the employment of the third party.

         (b) Assignability. Options granted under the Plan and the privileges conferred thereby shall not be assignable or transferable, unless the Committee provides otherwise. Options shall be exercisable by such transferee as set forth in this Section 6.

         (c) Disability. If the employment or directorship of the optionholder is terminated due to disability, the optionholder (or transferee of the optionholder) may exercise the options, in whole or in part, to the extent they were exercisable on the date when the optionholder's employment or directorship terminated, at any time prior to the expiration date of the options or within one year of the date of termination of employment or directorship, whichever is earlier. For purposes of this Plan, the term "disability" shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

         (d) Discharge for Cause. If the employment or directorship of the optionholder with the Corporation or any of its subsidiaries is terminated due to discharge for cause, the options shall terminate upon receipt by the optionholder of notice of such termination or the effective date of the termination, whichever is earlier. Discharge for cause shall include discharge for personal dishonesty, willful misconduct in performance of duties, failure, impairment or inability to perform required duties, breach of fiduciary duty or conviction of any felony or crime of moral turpitude. The Compensation Committee shall have the sole and exclusive right to determine whether the optionholder has been discharged for cause for purposes of the Plan and the date of such discharge.

         (e) Death of Holder. If optionholder dies while in the Corporation's or any of its subsidiaries' employ or while rendering consulting services to the Corporation or to any of its subsidiaries, an option shall be exercisable within twelve months after the date of death, but in no event after the stated expiration date thereof, by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution or by transferees of the optionholders, as the case may be, but only to the extent that the holder was entitled to exercise the option at the date of death. An option may be exercised (and payment of the option price made in full) by the successors or transferees only after written notice to the Corporation, specifying the number of shares to be purchased or rights to be exercised. Such notice shall comply with the provisions of Section 5(e).

7.       CERTAIN ADJUSTMENTS.

         (a) Capital Adjustments. Except as limited by Section 422 of the Code, the aggregate number of shares of Common Stock subject to the Plan, the number of shares covered by outstanding options, and the price per share stated in such options shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Corporation of consideration therefor in money, services or property.

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         (b) Corporate Reorganizations. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Corporation's issue, or any combination thereof, or upon a sale of substantially all of the property of the Corporation to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Corporation then outstanding by another corporation or by a group of persons who are required to file a Form 13D under the Securities Exchange Act of 1934 ("34 Act"), the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Corporation shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this paragraph entitled "Corporate Reorganizations," not yet be exercisable.

8.       COMPLIANCE WITH LEGAL REQUIREMENTS.

         (a) For Investment Only. If, at the time of exercise of this option, there is not in effect as to the Option Shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively, the "1933 Act"), then the exercise of this option shall be effective only upon receipt by the Corporation from the key employee or service provider (or his legal representatives or heirs) of a written representation that the option shares are being purchased for investment and not for distribution.

         (b) Listing and Registration of Option Shares. Any Option granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in while or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (c) Compliance with Section 16 of the Securities Exchange Act of 1934. It is the intention of the Corporation that the Plan and Options hereunder satisfy and be interpreted in a manner, that, in the case of Optionees, satisfies the applicable requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subject to avoidable liability thereunder. If any provision of the Plan or of any Option Agreement would otherwise frustrate or conflict with the intent expressed in this Paragraph 8(c), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to any person who is subject to Section 16 of the Exchange Act.


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9.       APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.

10.      WITHHOLDING OF TAXES.

         The Corporation shall have the right to deduct from any other compensation of the option holder any federal, state or local income taxes (including FICA) required by law to be withheld with respect to the granting or exercise of any options.

11.      EXPENSES OF ADMINISTRATION OF PLAN.

         All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or one or more of its subsidiaries.

12.      GOVERNING LAW.

         Without regard to the principles of conflicts of laws, the laws of the State of Arizona shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

13.      INSPECTION OF PLAN.

         A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

         DATED as of the 15th day of June, 2005.

                                       DND TECHNOLOGIES, INC.,
                                       a Nevada corporation


                                       By /s/ Douglas Dixon
                                          --------------------------------------
                                          Douglas Dixon
                                          Chief Executive Officer


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